UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	October 11, 2010

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-53156	450588917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

6130 Elton Avenue, Suite #335, Las Vegas, Nevada		89107
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		1-888-597-8899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( )	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Registrant filed a notice with the Secretary of State for Nevada, pursuant to NRS 78.385 and 78.390 of the Nevada Statutes, whereby the Registrant decreased its authorized share capital as follows:

The authorized capital consisting of 750,000,000 shares of common stock, par value $ 0.001, and 750,000,000 shares of preferred stock, par value $ 0.001, are reverse split 300 times, thereby reducing the authorized common stock to 2,500,000 and the authorized preferred stock to 2,500,000. Issued and outstanding stock will also be reverse split 300 times.

Accordingly, the number of issued and outstanding common stock decreased from 45,394,260 to 151,314. The number of issued and outstanding preferred stock decreased from 800,000 to 2,667.

The decrease in authorized share capital and outstanding common and preferred stock was approved by majority vote.

The above noted reverse stock split is effective October 14, 2010.

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Amended Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC.

Date :	October 14, 2010	By :	/s/ Claude Diedrick
Claude Diedrick,
President and CEO